Filed Pursuant to Rule 424(b)(2)
Registration No. 333-259245-02

PROSPECTUS SUPPLEMENT

(To prospectus dated September 1, 2021)

Evergy Kansas Central, Inc.

$400,000,000 First Mortgage Bonds, 5.70% Series due 2053

Evergy Kansas Central, Inc. is offering $400,000,000 aggregate principal amount of First Mortgage Bonds, 5.70% Series due 2053 (the “bonds”). The bonds will bear interest at a rate of 5.70% per year and will mature on March 15, 2053. We will pay interest on the bonds semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2023. We may redeem the bonds at our option, in whole or in part, at any time and from time to time, at the applicable redemption price specified in this prospectus supplement.

The bonds will be our secured obligations, equal in right of payment to all other debt currently outstanding or hereafter issued under the mortgage (as defined herein). The mortgage prohibits us from incurring other debt senior or equal to the bonds offered hereby unless certain tests are met. The bonds will be structurally subordinated to the debt of our subsidiaries. The bonds will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

The bonds will not be listed on any securities exchange or included in any automated dealer quotation system. Currently there is no public market for the bonds.

Investing in the bonds involves risks that are described in the sections entitled “Risk Factors” beginning on page S-10 of this prospectus supplement and page 5 of the accompanying prospectus.

	Price to the Public(1)	Underwriting Discount	Proceeds to Evergy Kansas Central, Inc. Before Expenses
Per bond	99.416%	0.875%	98.541%
Total	$397,664,000	$3,500,000	$394,164,000

(1)	Plus accrued interest from March 14, 2023, if settlement occurs after this date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The bonds will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, on or about March 14, 2023.

Joint Book-Running Managers

Regions Securities LLC	TD Securities	US Bancorp	Wells Fargo Securities

Co-Managers

MFR Securities, Inc.	Ramirez & Co., Inc.	UMB Financial Services, Inc.

Prospectus Supplement dated March 7, 2023.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering. The second part is the accompanying prospectus dated September 1, 2021, which we refer to as the “accompanying prospectus.” The accompanying prospectus contains a description of the securities we may offer under the registration statement of which this prospectus supplement and the accompanying prospectus form a part and gives more general information, some of which may not apply to the bonds offered hereby.

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we file with the Securities and Exchange Commission (the “SEC”) contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We expect to deliver the bonds against payment for the bonds on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement (“T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the bonds on the date of this prospectus supplement or the next two succeeding business days will be required, by virtue of the fact that the bonds initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

Before you invest in the bonds, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The incorporated documents are described in this prospectus supplement under “Where You Can Find More Information.”

The bonds are not guaranteed by our parent company, Evergy, Inc. (“Evergy”) or any of its other or our subsidiaries. None of those entities has any obligation to make any capital contributions or distributions or to advance funds to us for the purpose of paying the principal of, or premium, if any, or interest on, the bonds or any other amount that may be required to be paid under the mortgage (as defined herein) or the bonds, preventing or curing an event of default under the terms of the mortgage, complying with any other obligation under the mortgage or the bonds or otherwise.

Unless the context otherwise requires or as otherwise indicated, when we refer to “Evergy Kansas Central, Inc.,” “Evergy Kansas Central,” the “Company,” “we,” “us” or “our” in this prospectus supplement or the accompanying prospectus or when we otherwise refer to ourselves herein or therein, we mean Evergy Kansas Central, Inc. and not any of its subsidiaries or other affiliates, unless the context clearly indicates otherwise.

CAUTIONARY STATEMENTS REGARDING CERTAIN FORWARD-LOOKING INFORMATION

Statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements are often accompanied by forward-looking words such as “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “should,” “could,” “may,” “seeks,” “intends,” “proposed,” “projects,” “planned,” “target,” “outlook,” “remain confident,” “goal,” “will” or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company is providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to:

•	economic and weather conditions and any impact on sales, prices and costs;

•

changes in business strategy or operations; the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation, securitization and restructuring of the electric utility industry;

•	decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements;

•

changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal;

•

the impact of climate change, including increased frequency and severity of significant weather events and the extent to which counterparties are willing to do business with, finance the operations of or purchase energy from Evergy Kansas Central due to the fact that Evergy Kansas Central operates coal-fired generation;

•	prices and availability of electricity and natural gas in wholesale markets;

•	market perception of the energy industry and Evergy Kansas Central;

•

the impact of the Coronavirus (COVID-19) pandemic on, among other things, sales, results of operations, financial condition, liquidity and cash flows, and also on operational issues, such as supply chain issues and the availability and ability of Evergy Kansas Central’s employees and suppliers to perform the functions that are necessary to operate Evergy Kansas Central;

•

changes in the energy trading markets in which Evergy Kansas Central participates, including retroactive repricing of transactions by regional transmission organizations and independent system operators;

•

financial market conditions and performance, including changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill;

•	credit ratings;

•	inflation rates;

•	the transition to a replacement for the London Interbank Offered Rate benchmark interest rate;

•	effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments;

•

impact of physical and cybersecurity breaches, criminal activity, terrorist attacks, acts of war and other disruptions to Evergy Kansas Central’s facilities or information technology infrastructure or the facilities and infrastructure of third-party service providers on which Evergy Kansas Central relies;

•	impact of the Russian, Ukrainian conflict on the global energy market, ability to carry out marketing and sales plans;

•

cost, availability, quality and timely provision of equipment, supplies, labor and fuel; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages;

•	delays and cost increases of generation, transmission, distribution or other projects;

•	Evergy Kansas Central’s ability to manage its transmission and distribution development plans and transmission joint ventures;

•	the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks;

•

workforce risks, including those related to Evergy Kansas Central’s ability to attract and retain qualified personnel, maintain satisfactory relationships with their labor unions and manage costs of, or changes in, wages, retirement, health care and other benefits;

•

disruption, costs and uncertainties caused by or related to the actions of individuals or entities, such as activist shareholders or special interest groups, that seek to influence our strategic plan, financial results or operations;

•

the impact of changing expectations and demands of Evergy Kansas Central’s customers, regulators, investors and stakeholders, including heightened emphasis on environmental, social and governance concerns;

•

the possibility that strategic initiatives, including mergers, acquisitions and divestitures, and long-term financial plans, may not create the value that they are expected to achieve in a timely manner or at all;

•	difficulties in maintaining relationships with customers, employees, regulators or suppliers; and

•	other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Risk factors discussed under Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated herein by reference, should be carefully read for further understanding of potential risks for Evergy Kansas Central. Other sections of our Annual Report on Form 10-K for the year ended December 31, 2022 and other reports filed by Evergy Kansas Central with the SEC should also be read for more information regarding risk factors. Each forward-looking statement speaks only as of the date of the particular statement. Evergy Kansas Central undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval system and these filings are publicly available through the SEC’s website (http://www.sec.gov).

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be included in and an important part of this prospectus supplement and should be read with the same care. Information that we file later with the SEC that is incorporated by reference in this prospectus supplement will automatically update and supersede this information. We are incorporating by reference in this prospectus supplement the following document that we have filed with the SEC and any subsequent filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering of the bonds is completed (except to the extent that any information contained in such filings is deemed “furnished” and not “filed” pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding exhibits thereto or other applicable SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023.

We, our parent company, Evergy, and another wholly owned subsidiary of Evergy, Evergy Metro, Inc. (“Evergy Metro”), separately filed the combined Annual Report on Form 10-K listed above. However, the information therein relating solely to our parent and its consolidated subsidiaries (other than Evergy Kansas Central and its consolidated subsidiaries), including Evergy Missouri West, Inc., was separately filed by Evergy on its behalf, the information therein relating solely to Evergy Metro and its subsidiaries was separately filed by Evergy Metro on its behalf and the information therein relating solely to Evergy Kansas Central and its consolidated subsidiaries was separately filed by us. We do not intend to incorporate by reference in this prospectus supplement the information relating to Evergy and its subsidiaries (other than Evergy Kansas Central and its consolidated subsidiaries), and we make no representation as to the information relating to Evergy and its subsidiaries (other than Evergy Kansas Central and its consolidated subsidiaries) contained therein. The only information you should rely upon in determining whether to invest in the bonds offered hereby is the information of Evergy Kansas Central and its consolidated subsidiaries contained in this prospectus supplement and the accompanying prospectus, the information separately provided by Evergy Kansas Central and its consolidated subsidiaries in the documents incorporated by reference herein and therein and any free writing prospectus used in connection with the offering of the bonds described in this prospectus supplement and the accompanying prospectus.

Our parent’s website is www.evergy.com. Information contained on our parent’s website is not incorporated herein. We make available, free of charge, on or through the “Investor Relations” tab on our parent’s website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, we make available on or through our parent’s website all other reports, notifications and certifications filed electronically with the SEC. You may obtain a free copy of our filings with the SEC by writing or telephoning us at the following address: Evergy Kansas Central, Inc., 818 South Kansas Avenue, Topeka, Kansas 66612 (Telephone No.: (800) 245-5275), Attention: Investor Relations, or by contacting us on our website.

PROSPECTUS SUPPLEMENT SUMMARY

You should read the following summary in conjunction with the more detailed information in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference.

Our Company

Evergy Kansas Central is an integrated, regulated electric utility that provides electricity to customers in the state of Kansas. Evergy Kansas Central has one active wholly owned subsidiary with significant operations, Evergy Kansas South, Inc. (“Evergy Kansas South”). We serve approximately 734,300 customers in central and northeastern Kansas, including the cities of Topeka, Lawrence, Manhattan, Salina and Hutchinson. Evergy Kansas South provides these services in south-central and southeastern Kansas, including the city of Wichita. Evergy Kansas Central and Evergy Kansas South conduct business in their respective service territories using the name Evergy.

Our principal executive offices are located at 818 South Kansas Avenue, Topeka, Kansas 66612. Our telephone number is (800) 245-5275.

The Offering

The following summary contains basic information about the bonds. It does not contain all the information that is important to you. For a more complete understanding of the bonds, please refer to the section of this prospectus supplement entitled “Description of the Bonds” and the section of the accompanying prospectus entitled “Description of First Mortgage Bonds” and the information included or incorporated and deemed to be incorporated by reference herein and therein before making an investment decision.

Issuer	Evergy Kansas Central, Inc.

Securities Offered	$400,000,000 aggregate principal amount of First Mortgage Bonds, 5.70% Series due 2053 (the “bonds”).

Maturity Date	The bonds will mature on March 15, 2053.

Interest	Interest on the bonds will accrue from March 14, 2023, at the rate of 5.70% per year, payable semi-annually in cash in arrears on each March 15 and September 15, beginning on September 15, 2023.

Security	The bonds will be secured equally and ratably with all other first mortgage bonds now outstanding or hereafter issued under the mortgage by a lien on substantially all of our fixed property and franchises, including certain after-acquired property, subject to certain exceptions.

Ranking	The bonds will be our secured obligations, equal in right of payment to all other debt currently outstanding or hereafter issued under the mortgage. The mortgage prohibits us from incurring other debt senior or equal to the bonds offered hereby unless certain tests are met. The bonds will be structurally subordinated to the debt of our subsidiaries.

As of December 31, 2022, after giving effect to this offering and the use of proceeds from the bonds, we would have had total indebtedness on our consolidated balance sheet of approximately $4.9 billion (excluding intracompany debt, trade payables and debt of variable interest entities). Of this amount, approximately $671 million would have been structurally senior to the bonds because our subsidiaries are the obligors under such indebtedness.

Further Issues

We may, without the consent of the holders of the bonds offered hereby, issue additional first mortgage bonds ranking equally with first mortgage bonds of other series then outstanding, including the bonds offered hereby, having dates, maturities, interest rates, redemption prices and other terms as our board of directors may determine only if certain conditions in the mortgage are satisfied. We may, from time to time, at our option and without the consent of any holder of the bonds offered hereby, reopen this series for issuance of additional bonds. See “Description of the Bonds—Issuance of Additional Bonds” in this prospectus supplement and “Description of First Mortgage Bonds—Issuance of Additional Bonds” in the

accompanying prospectus. As of December 31, 2022, approximately $16.4 million in aggregate principal amount of additional first mortgage bonds could be issued under the most restrictive provisions of the mortgage, taking into account the issuance of the bonds offered hereby and the use of proceeds described in “Use of Proceeds” in this prospectus supplement.

Optional Redemption	Prior to September 15, 2052 (the date that is six months prior to the maturity date of the bonds (the “Par Call Date”)), we may redeem the bonds at our option, in whole or in part, at any time and from time to time, at the redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 30 basis points less (b) interest accrued to the redemption date; and

•	100% of the principal amount of the bonds to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, we may redeem the bonds at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption. See “Description of the Bonds—Optional Redemption” in this prospectus supplement.

A notice of redemption may provide that the optional redemption described in such notice is conditioned upon the occurrence of certain events before the redemption date. Such notice of conditional redemption will be of no effect unless all such conditions to the redemption have occurred before the redemption date or have been waived by us. See “Description of the Bonds—Optional Redemption” in this prospectus supplement.

Use of Proceeds	The net proceeds from this offering, after deducting the underwriting discount and estimated expenses of this offering, are expected to be approximately $393.3 million. We intend to use the net proceeds from this offering to repay indebtedness incurred under our commercial paper program and for general corporate purposes. As of December 31, 2022, we had outstanding approximately $772.1 million of short-term indebtedness under our commercial paper program with interest rates ranging from 4.62% to 5.10%. Our commercial paper is supported by a revolving credit facility, which we have used in the past and, depending on market conditions, may continue to use in the future to fund working capital needs. See “Use of Proceeds” in this prospectus supplement.

Conflicts of Interest	Certain of the underwriters or their affiliates may hold a portion of our outstanding commercial paper that may be repaid using the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive 5% or more of the net proceeds of this offering. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the bonds in accordance with Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). See “Underwriting (Conflicts of Interest)—Conflicts of Interest” in this prospectus supplement.

Risk Factors	Before deciding to invest in any of the bonds, you should carefully consider all of the information set forth under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement and page 5 of the accompanying prospectus and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

No Listing of the Bonds	We do not intend to list the bonds on any securities exchange or seek their quotation on any automated dealer quotation system.

Trustee	The Bank of New York Mellon Trust Company, N.A. (a successor to Harris Trust and Savings Bank)

Summary Consolidated Financial Data

The following consolidated summary financial data for the years ended December 31, 2020 through December 31, 2022 has been derived from our audited consolidated financial statements and related notes, incorporated by reference in this prospectus supplement and the accompanying prospectus. The information set forth below is qualified in its entirety by reference to, and therefore should be read together with, the relevant management’s discussion and analysis of financial condition and results of operations, financial statements and related notes and other financial information incorporated by reference herein.

	Year Ended December 31,
	2022	2021	2020
	(in millions)
Income Statement Data
Operating revenues	$3,055.9	$2,847.3	$2,418.1
Operating expenses	2,415.9	2,131.0	1,850.8

Operating income	$640.0	$716.3	$567.3

Net income	420.9	500.7	235.8
Net income attributable to Evergy Kansas Central, Inc.	$408.6	$488.5	$224.1

Cash Flow Data:
Cash flows from operating activities	$945.8	$700.1	$847.4
Cash flows used in investing activities	(902.8)	(778.8)	(677.3)
Cash flows from (used in) financing activities	(37.4)	53.1	(146.6)
Other Financial Data:
Depreciation and amortization	$484.6	$467.2	$453.1
Amortization of nuclear fuel	27.6	25.6	28.8
Additions to property, plant and equipment	918.9	835.7	719.0

RISK FACTORS

An investment in the bonds is subject to various risks. These risks should be considered carefully with the information provided elsewhere and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the bonds. In addition to the risk factors set forth below, please read the information included or incorporated by reference under “Risk Factors” and “Cautionary Statements Regarding Certain Forward-Looking Information” in this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2022 for a description of additional uncertainties associated with our business, results of operations and financial condition and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Relating to the Bonds

Indebtedness — Our indebtedness could adversely affect our ability to fulfill our obligations under the bonds.

Our consolidated indebtedness and debt service obligations are significant. Our consolidated interest expense was approximately $181.8 million for the year ended December 31, 2022. As of December 31, 2022, our total consolidated long-term debt, including current maturities, was approximately $3.9 billion, excluding debt of variable interest entities, contractual obligations and other commitments. We may incur additional short-term and long-term debt from time to time to finance our construction requirements, pension benefit plan funding requirements, dividends to our parent company, working capital or capital expenditures or for other general corporate purposes, subject to the restrictions contained in our master revolving credit agreement that governs our senior unsecured revolving credit facility and in any other agreements under which we incur debt.

Our debt could have important consequences to holders of the bonds, including the following:

•

we are required to use a substantial portion of our consolidated cash flow from operations to pay principal and interest on our debt, thereby reducing the availability of our consolidated cash flow to fund our construction requirements, pension benefit plan funding requirements, dividends to our parent company, working capital and capital expenditures and for other general corporate purposes;

•	if prevailing interest rates increase, our interest expense could increase because some of our indebtedness bears interest at floating rates;

•

our leverage increases our vulnerability to economic downturns, and adverse competitive and industry conditions could place us at a competitive disadvantage compared to those of our competitors that are less leveraged; and

•

our debt service obligations could limit our flexibility in planning for, or reacting to, changes in our business and our industry and could limit our ability to pursue other business opportunities, borrow more money for operations or raise capital in the future and implement our business strategies.

No Guarantees — Our parent company is not guaranteeing the bonds and you should not rely upon information relating to our parent company in determining whether to invest in the bonds.

As described in more detail under “Where You Can Find More Information,” we and our parent company, Evergy, separately file combined annual and quarterly and, at times, combined current reports. However, only the information related to Evergy Kansas Central and its consolidated subsidiaries is incorporated by reference in this prospectus supplement and the accompanying prospectus. You should not rely on any information relating solely to Evergy or its subsidiaries (other than Evergy Kansas Central and its subsidiaries) in determining whether to invest in the bonds. The bonds are not guaranteed by Evergy or any of its or our subsidiaries. None of those entities has any obligation to make any capital contribution or distributions or to advance funds to us for the purpose of paying the principal of, or premium, if any, or interest on, the bonds or any other amount that may be required to be paid under the mortgage or the bonds, preventing or curing an event of default under the terms of the mortgage, complying with any other obligation under the mortgage or the bonds or otherwise.

No Prior Market for the bonds — There is no prior market for the bonds, and if a market develops, it may not be liquid and prices of the bonds may vary.

We do not intend to list the bonds on any securities exchange or to seek their quotation on any automated dealer quotation system. We cannot assure holders of the bonds that any liquid market for the bonds will ever develop or be maintained. The underwriters have advised us that they currently intend to make a market in the bonds following this offering. However, the underwriters have no obligation to make a market in the bonds and, at their sole discretion, they may stop at any time. Further, there can be no assurance as to the liquidity of any market that may develop for the bonds, holders’ ability to sell their bonds or the price at which holders will be able to sell their bonds. Future trading prices of the bonds will depend on many factors, including prevailing interest rates (which have fluctuated in the past and are likely to fluctuate in the future), our financial condition and results of operations, the then-current ratings assigned to the bonds and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity of the bonds;

•	the outstanding amount of the bonds;

•	the terms related to optional redemption of the bonds; and

•	the level, direction and volatility of market interest rates generally.

Our credit ratings and ratings on the bonds may be decreased, suspended or withdrawn and may not reflect all risks of your investment in the bonds.

Evergy Kansas Central and certain of its securities are rated by Moody’s Investors Service, Inc. and S&P Global Ratings. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be decreased, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Evergy Kansas Central’s credit ratings could decrease as a result of events directly affecting Evergy and its subsidiaries (other than Evergy Kansas Central and its subsidiaries), even though Evergy is not guaranteeing the bonds and is not generally obligated to provide credit support to us. Holders of bonds will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any decrease, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of debt securities issued by us, including the bonds.

Evergy Kansas Central’s credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the bonds. These credit ratings may not reflect the potential impact of risks relating to the terms or market for the bonds. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each rating agency’s rating should be evaluated independently of any other rating agency’s rating.

USE OF PROCEEDS

The net proceeds from this offering, after deducting the underwriting discount and estimated expenses payable by us, will be approximately $393.3 million. We intend to use the net proceeds from this offering to repay indebtedness incurred under our commercial paper program and for general corporate purposes.

As of December 31, 2022, we had outstanding approximately $772.1 million of short-term indebtedness under our commercial paper program with interest rates ranging from 4.62% to 5.10%. Our commercial paper is supported by a revolving credit facility, which we have used in the past, and which, depending on market conditions, we may continue to use in the future to fund working capital needs.

A portion of the net proceeds may be invested temporarily in short-term interest-bearing accounts, securities or similar investments until they are used for their intended purposes.

Certain of the underwriters or their affiliates may own some of our outstanding commercial paper, the repayment of which would be funded with a portion of the net proceeds from the sale of the bonds. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

DESCRIPTION OF THE BONDS

We are offering $400,000,000 aggregate principal amount of our First Mortgage Bonds, 5.70% Series due 2053 (the “bonds”), which will mature on March 15, 2053. The bonds will be a separate series of securities issued and secured by the Mortgage and Deed of Trust, dated as of July 1, 1939, between us and The Bank of New York Mellon Trust Company, N.A. (a successor to Harris Trust and Savings Bank), as trustee (the “trustee”), as supplemented and amended (the “mortgage”). The terms of the bonds include those stated in the mortgage and those made part of the mortgage by reference to the Trust Indenture Act of 1939, as amended. The mortgage provides that we will have the ability to issue securities with terms different from those of the bonds. Copies of the mortgage and the form of bonds are available from us upon request.

The following, along with the additional information contained in the accompanying prospectus under “Description of First Mortgage Bonds,” is a summary of the material provisions of the mortgage and the bonds. Because this is a summary, it may not contain all the information that is important to you. For further information, you should read the mortgage and the bonds. As used in this section of this prospectus supplement, the terms “we,” “us” and “our” refer solely to Evergy Kansas Central, Inc., and such references do not include any subsidiary of Evergy Kansas Central, Inc.

Basic Terms of the Bonds

The bonds:

•	will be secured equally and ratably with all other bonds outstanding or hereafter issued under our mortgage;

•	will be issued in an initial aggregate principal amount of $400,000,000 ;

•

will mature on March 15, 2053, with interest payable semi-annually in arrears on each March 15 and September 15, beginning on September 15, 2023, to the persons in whose names the bonds are registered at the close of business on the record date for the interest payment date, which will be the close of business on (i) the Business Day (as defined herein) immediately preceding such interest payment date so long as all of the bonds remain in book-entry only form or (ii) the fifteenth calendar day immediately preceding each interest payment date if any of the bonds do not remain in book-entry only form; and

•	are issuable in fully-registered book-entry form, in denominations of $2,000 and in multiples of $1,000 in excess thereof.

Interest Payments

Interest on the bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the bonds will accrue from the date of original issuance, or from the most recent interest payment date on which interest has been paid and will be payable semi-annually on interest payment dates described for each year. If any date on which interest is payable on the bonds is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

For more information on payment and transfer procedures for the bonds, see “— Book-Entry System” below.

Optional Redemption

Prior to September 15, 2052 (the date that is six months prior to the maturity date of the bonds (the “Par Call Date”)), we may redeem the bonds at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate applicable to the bonds plus 30 basis points less (b) interest accrued to the redemption date; and

•	100% of the principal amount of the bonds to be redeemed.

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, we may redeem the bonds at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

For purposes of the optional redemption provisions, the following term has the following meaning:

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable:

•	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

•

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

•

if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The trustee shall have no obligation or duty whatsoever to determine, or to verify our calculations of, the redemption price.

We will mail notice of any redemption at least 10 days but not more than 60 days before the redemption date to each registered holder of the bonds to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the bonds or portions of the bonds called for redemption.

Notwithstanding the foregoing, installments of interest on bonds that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the bonds and the mortgage.

Any notice to holders of the bonds of a redemption shall state, among other things, the redemption price and date. A notice of redemption may provide that the optional redemption described in such notice is conditioned upon the occurrence of certain events before the redemption date. Such notice of conditional redemption will be of no effect unless all such conditions to the redemption have occurred before the redemption date or have been waived by us. If any of these events fail to occur and are not waived by us, we will be under no obligation to redeem the bonds or pay the holders any redemption proceeds and our failure to so redeem the bonds will not be considered a default or event of default under the mortgage. In the event that any of these conditions fail to occur or are not waived by us, we will promptly notify the trustee in writing that the conditions precedent to such redemption have failed to occur and the bonds will not be redeemed.

If we redeem only some of the bonds, the practice of The Depository Trust Company (“DTC”) is to choose by lot the amount to be redeemed from the bonds held by each of its participating institutions. DTC will give notice to these participants, and these participants will give notice to any “street name” holders of any indirect interests in the bonds according to arrangements among them. These notices may be subject to statutory or regulatory requirements. We will not be responsible for giving notice of a redemption of the bonds to anyone other than DTC. If bonds to be redeemed are no longer held through DTC and fewer than all the bonds are to be redeemed, selection of bonds for redemption will be made by the trustee by lot.

Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), we or our affiliates may, at any time and from time to time, purchase outstanding bonds by tender, in the open market or by private agreement.

No Mandatory Redemption or Sinking Fund

There will be no mandatory redemption prior to maturity or sinking fund payments for the bonds.

Issuance of Additional Bonds

We may, without the consent of the holders of the bonds offered hereby, issue additional bonds ranking equally with the bonds of any series under the mortgage then outstanding, including the bonds offered hereby, having dates, maturities, interest rates, redemption prices and other terms as our board of directors may determine only if certain conditions in the mortgage are satisfied. See “Description of First Mortgage Bonds—Issuance of Additional Bonds” in the accompanying prospectus.

Subject to the limits contained in the mortgage, we may, from time to time, at our option and without the consent of any holder of the bonds offered hereby, reopen this series for issuance of additional first mortgage bonds, on the same terms and conditions (other than the issue date, the date and amount of the first interest payment, the issue price and any other changes required by law), in each case, as the bonds being offered by this prospectus supplement. We do not plan to inform the existing holders if we reopen a series of first mortgage bonds to issue and sell additional first mortgage bonds of such series in the future. Additional first mortgage bonds issued in this way will be consolidated with and form a single series with the series of bonds being offered by this prospectus supplement, provided that if any such additional first mortgage bonds are not fungible for U.S. federal income tax purposes with the bonds offered hereby, such additional first mortgage bonds will be issued under a separate CUSIP number.

As of December 31, 2022, approximately $16.4 million principal amount of additional first mortgage bonds could be issued under the most restrictive provisions of the mortgage, taking into account the issuance of the bonds offered hereby and the use of proceeds described in “Use of Proceeds” in this prospectus supplement.

Substitution of Bonds

We or any successor entity will have the right to substitute mortgage bonds or other similar secured instruments for the bonds offered hereby, provided that (1) such substitute mortgage bonds or other similar secured instruments have terms that are (x) identical to those of the bonds offered hereby as to principal amount then outstanding and the then current interest rate, maturity date, interest payment dates and optional redemption provisions and (y) otherwise substantially similar to those of the bonds offered hereby and carry ratings equal to or better than the then current ratings of the bonds offered hereby, (2) we deliver to the trustee an opinion of counsel that such substitution will not result in the recognition of capital gain or loss for U.S. federal income tax purposes to the holders of the bonds offered hereby and (3) we deliver certain other certificates and documents, as required by the supplemental indenture to the mortgage related to the bonds offered hereby to the trustee.

Book-Entry System

Upon issuance, the bonds will be represented by one or more global securities deposited with, or on behalf of, DTC, as depositary. The global securities representing the bonds will be registered in the name of the depositary or its nominee. Except under the circumstances described in the accompanying prospectus under “Book-Entry System,” the bonds will not be issuable in definitive form. So long as the bonds are represented by one or more global securities, the depositary or its nominee will be considered the sole owner or holder of such bonds for all purposes under the mortgage, and the beneficial owners of such bonds will be entitled only to those rights and benefits afforded to them in accordance with the depositary’s regular operating procedures. The depositary has confirmed to us, the underwriters and the trustee that it intends to follow such procedures with respect to the bonds. A further description of the depositary’s procedures with respect to global securities is set forth in the accompanying prospectus under “Book-Entry System.”

Global Clearance and Settlement Procedures

Secondary market trading between Clearstream Banking S.A. (“Clearstream”) participants or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of bonds received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such bonds settled during such processing will be reported to the relevant Euroclear participant or Clearstream participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of the bonds by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax considerations that may be relevant to the purchase, ownership and disposition of the bonds. Because this discussion is a summary, it does not address all aspects of taxation that may be relevant to a particular holder of the bonds in light of the holder’s personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers in securities or foreign currency;

•	tax-exempt entities;

•	banks;

•	thrifts;

•	regulated investment companies;

•	real estate investment trusts;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	insurance companies;

•	persons that hold the bonds as part of a “straddle,” a “hedge” or a “conversion transaction”;

•	persons liable for alternative minimum tax;

•	certain former U.S. citizens or long-term residents or expatriates;

•	retirement plans;

•	any U.S. holder (as defined below) that has a “functional currency” other than the U.S. dollar or that holds bonds through a non-U.S. broker or other non-U.S. intermediary;

•	a person required for U.S. federal income tax purposes to conform the timing of accruals with respect to the bonds to its financial statements; and

•	partnerships (or other pass-through entities or arrangements) or investors in such partnerships (or other pass-through entities or arrangements).

This summary assumes that the bonds are held as capital assets for U.S. federal income tax purposes, which generally means property held for investment. In addition, except where otherwise provided, this discussion is limited to the U.S. federal income tax consequences to initial investors that purchase the bonds for cash, at their original issue price, and does not discuss the tax consequences for subsequent purchasers of the bonds. It does not consider any tax consequences arising out of U.S. federal gift, generation-skipping and estate tax law or under the tax laws of any foreign, state, local or other jurisdiction.

If a partnership, including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of bonds, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership that is considering purchasing bonds (or a partner in such partnership), you should consult with your tax advisor.

This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations as of the date hereof, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the

Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of the bonds.

We urge you to consult your own tax advisor about the particular U.S. federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the bonds and the application of the U.S. federal income tax laws to your particular situation.

U.S. Holders

A “U.S. holder” is a beneficial owner of bonds that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its sources; or

•

any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Interest

If the bonds are issued at a discount from their stated redemption price at maturity, it is expected, and this discussion assumes, that any such discount will be less than the statutorily defined de minimis amount. Accordingly, stated interest on the bonds generally will be taxable to a U.S. holder as ordinary interest income at the time such interest is received or accrued in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Other Taxable Disposition of Bonds

A U.S. holder will generally recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a bond. The amount of the U.S. holder’s gain or loss will equal the difference between the amount the U.S. holder receives for the bond (except to the extent such amount represents accrued but unpaid interest, which will be treated as ordinary interest income to the extent the U.S. holder has not previously included the accrued interest in gross income) minus the U.S. holder’s adjusted tax basis in the bond. The U.S. holder’s adjusted tax basis in a bond generally will be the price the U.S. holder paid for the bond. Any such gain or loss on a taxable disposition of a bond, as described above, will generally constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder has held such bond for more than one year at the time of disposition. Under current U.S. federal income tax law, net long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for taxation at preferential rates. The deductibility of capital losses against ordinary income is subject to limitations.

Net Investment Income Tax

Certain U.S. holders who are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which generally will include interest and gain on a sale in respect of the bonds, subject to certain exceptions. Each U.S. holder is urged to consult its tax advisors regarding the applicability of the net investment income tax to its income and gains in respect of its investment in the bonds.

Information Reporting and Backup Withholding

Payments of principal and interest made by us on, or the proceeds of the sale or other disposition of, the bonds generally will be subject to information reporting unless the U.S. holder is an exempt recipient, such as a corporation, and, if required, demonstrates its status as an exempt recipient. In addition, such payments generally will be subject to U.S. federal backup withholding tax, currently at a rate of 24%, unless the U.S. holder supplies a taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

A “Non-U.S. holder” is a beneficial owner of bonds that is (i) not a U.S. holder and (ii) neither a partnership nor other pass-through entity or arrangement that is treated as a partnership for U.S. federal income tax purposes (which, as indicated above, we do not address herein).

Payments on the Bonds

Subject to the discussions below concerning backup withholding and FATCA (as defined below) withholding, payments of interest on a bond to any Non-U.S. holder will generally not be subject to U.S. federal income or withholding tax, provided that the interest is not effectively connected with a U.S. trade or business conducted by the Non-U.S. holder and:

the holder is not (and, if so requested by the paying agent, certifies that it is not):

•	an actual or constructive owner of 10% or more of the total voting power of all our voting stock;

•	a controlled foreign corporation related (directly or indirectly) to us through stock ownership; or

•	a bank receiving interest on an extension of credit made pursuant to a loan agreement with us entered into in the ordinary course of its trade or business; and

we, or our paying agent, receive:

•

from the Non-U.S. holder, a properly completed IRS Form W-8BEN or W-8BEN-E (or substitute Form W-8BEN or W-8BEN-E or the appropriate successor form), signed under penalties of perjury, which provides the Non-U.S. holder’s name and address and certifies that the Non-U.S. holder of the bond is not a United States person (as defined in the Code); or

•

from a securities clearing organization, bank or other financial institution that holds the bonds in the ordinary course of its trade or business (a “financial institution”) on behalf of the Non-U.S. holder, certification under penalties of perjury that such a Form W-8BEN or W-8BEN-E (or substitute Form W-8BEN or W-8BEN-E or the appropriate successor form) has been received by it, or by another such financial institution, from the Non-U.S. holder, and a copy of the Form W-8BEN or W-8BEN-E (or substitute Form W-8BEN or W-8BEN-E or the appropriate successor form) is furnished to the payor.

Special rules may apply to holders who hold bonds through “qualified intermediaries” within the meaning of U.S. federal income tax laws.

If interest on a bond is effectively connected with the conduct by a Non-U.S. holder of a trade or business in the United States and, if the Non-U.S. holder is entitled to the benefits under an applicable tax treaty, is attributable to a permanent establishment or a fixed base in the United States, then such income generally will be subject to U.S. federal income tax on a net income basis at the rates applicable to U.S. persons generally (and, if realized by corporate Non-U.S. holders, may also be subject to a branch profits tax at 30% or such lower rate as may be available pursuant to an applicable income tax treaty). If interest is subject to U.S. federal income tax on a net income basis in accordance with the rules described in the preceding sentence, payments of such interest will not be subject to U.S. federal withholding tax so long as the holder provides us or the paying agent with a properly completed IRS Form W-8ECI.

A Non-U.S. holder that does not qualify for an exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax at the rate of 30% (or lower applicable treaty rate if the Non-U.S. holder qualifies for such applicable treaty benefit and certifies such qualification via a Form W-8BEN or W-8BEN-E) on payments of interest on the bonds. We will not be obligated to make any “gross up” or additional payments in respect of amounts withheld on the bonds if we determine that we must so withhold in respect of the amounts described above.

Non-U.S. holders may be required to periodically update their IRS forms.

Non-U.S. holders should consult their tax advisors concerning certification requirements and about any applicable income tax treaties, which may provide for an exemption from or a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

Sale, Exchange or Other Taxable Disposition of Bonds

Subject to the discussions of backup withholding and FATCA withholding below, any gain realized by a Non-U.S. holder on the sale, exchange, redemption, retirement or other disposition of a bond generally will not be subject to U.S. federal income tax, unless:

•

such gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States and, if the Non-U.S. holder is entitled to the benefits under an applicable tax treaty, is attributable to a permanent establishment or a fixed base in the United States; or

•	the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

If the first bullet point applies, the Non-U.S. holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. holders, as described above, unless an applicable income tax treaty provides otherwise. In addition, if such Non-U.S. holder is a corporation, such Non-U.S. holder may also be subject to the branch profits tax described above. If the second bullet point applies, the Non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale, exchange, redemption, retirement or other disposition of the bonds) exceed capital losses allocable to U.S. sources.

Gain realized on a disposition of a bond will not include amounts that represent accrued but unpaid interest, which will be treated as described under “—Payments on the Bonds” herein.

Information Reporting and Backup Withholding

Payments of interest to a Non-U.S. holder generally will be reported to the IRS and to the Non-U.S. holder. Copies of applicable IRS information returns may be made available under the provisions of a specific tax treaty or agreement to the tax authorities of the country in which the Non-U.S. holder resides. Non-U.S. holders are generally exempt from backup withholding, currently at a rate of 24%, and additional information reporting on payments of principal, premium (if any), or interest on a bond and the payment of proceeds from the sale of a bond, provided that the Non-U.S. holder (a) certifies its nonresident status on the appropriate IRS form (or a suitable substitute form) and certain other conditions are met or (b) otherwise establishes an exemption. Backup withholding is not an additional tax. Any backup withholding generally will be allowed as a credit or refund against the Non-U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

FATCA Withholding

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a U.S. federal withholding tax of 30% will be imposed in certain circumstances on payments of interest on the bonds. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a bond is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. We will not be obligated to make any “gross up” or additional payments in respect of amounts withheld on the bonds if we determine that we must so withhold in order to comply with FATCA in respect of the amounts described above.

Under current provisions of the Code, FATCA withholding tax also can apply to payments of the gross proceeds from a sale or other disposition of obligations that produce U.S.-source interest, such as the bonds. Treasury regulations have been proposed, however, that would eliminate FATCA withholding tax on such gross proceeds. According to the preamble to such proposed Treasury regulations, taxpayers generally may rely on the proposed Treasury regulations until final Treasury regulations are issued (which regulations could be subject to change).

Prospective purchasers of the bonds should consult their own tax advisors regarding the application of FATCA to the purchase, ownership and disposition of bonds in their particular circumstances.

UNDERWRITING (CONFLICTS OF INTEREST)

We intend to offer the bonds through the underwriters named below. Subject to the terms and conditions contained in an underwriting agreement, we have agreed to sell to the underwriters for whom Regions Securities LLC, TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives, and the underwriters have, severally and not jointly, agreed to purchase from us, the principal amount of the bonds listed opposite their names below.

Underwriter	Principal Amount
Regions Securities LLC	$90,000,000
TD Securities (USA) LLC	90,000,000
U.S. Bancorp Investments, Inc.	90,000,000
Wells Fargo Securities, LLC	90,000,000
MFR Securities, Inc.	13,336,000
Samuel A. Ramirez & Company, Inc.	13,332,000
UMB Financial Services, Inc.	13,332,000

Total	$400,000,000

The underwriters have agreed to purchase all of the bonds sold pursuant to the underwriting agreement if any of these bonds are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the bonds, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discount

We will pay the underwriters a discount of 0.875% per bond. The following table shows the total underwriting discount that we are to pay to the underwriters in connection with this offering.

Paid by Us
Per bond	0.875%
Total	$3,500,000

Bonds sold by the underwriters to the public will initially be offered at the initial price to the public set forth on the cover of this prospectus supplement. Any bonds sold by the underwriters to securities dealers may be sold at a discount from the initial price to the public of up to 0.525% of the principal amount of the bonds. Any such securities dealers may resell any bonds purchased from the underwriters to certain other brokers or dealers at a discount from the initial price to the public of up to 0.350% of the principal amount of the bonds. If all the bonds are not sold at the initial price to the public, the underwriters may change the offering price and the other selling terms.

The expenses of this offering, not including the underwriting discount, are estimated to be $825,500 and are payable by us.

The bonds are a new issue of securities with no established trading market. We do not intend to list the bonds on any securities exchange or seek their quotation on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the bonds, but they are not obligated to do so. At their sole discretion, the underwriters may discontinue any market making in the bonds at any time without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the bonds, that you will be able to sell your bonds at a particular time or that the price you receive when you sell will be favorable.

In connection with the offering of the bonds, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the bonds. Specifically, the underwriters may overallot in connection with the offering of the bonds, creating syndicate short positions. In addition, the underwriters may bid for and purchase bonds in the open market to cover syndicate short positions or to stabilize the price of the bonds. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the bonds in this offering if the syndicate repurchases previously distributed bonds in syndicate covering transactions, stabilizing transactions or otherwise. Any of these activities may stabilize or maintain the market price of the bonds above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The underwriters and their affiliates have provided and in the future may continue to provide investment banking, commercial banking, corporate trust and other financial services, including the provision of credit facilities, to us and our affiliates in the ordinary course of business for which they have received and will receive customary compensation. Affiliates of certain of the underwriters are lenders or agents under a master revolving credit agreement entered into with Evergy, Evergy Kansas Central and two other subsidiaries of Evergy. In connection with these arrangements, affiliates of certain of the underwriters act as lenders. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the bonds offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Conflicts of Interest

Certain of the underwriters or their affiliates may hold a portion of our outstanding commercial paper that may be repaid using the net proceeds of this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive 5% or more of the net proceeds of this offering, and in that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 (Public Offerings of Securities with Conflicts of Interest). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the bonds in accordance with FINRA Rule 5121. If FINRA Rule 5121 is applicable, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

Settlement

Delivery of the bonds is expected to be made against payment therefor on or about the settlement date set forth on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the bonds on the date of this prospectus supplement or the next two succeeding business days will be required, by virtue of the fact that the bonds initially will settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the bonds who wish to trade the bonds on the date of this prospectus supplement or on the next two succeeding business days should consult their advisors.

Selling Restrictions

Notice to Prospective Investors in Canada

The bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPS Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of bonds in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of bonds. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”), and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA and regulations made thereunder (the “UK Prospectus Regulation”). Consequently no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the bonds in the UK will be made pursuant to an exemption under the FSMA and the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the bonds. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation.

This prospectus supplement and the accompanying prospectus are for distribution only to persons who are qualified investors (as defined in the UK Prospectus Regulation) and (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. The bonds may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the bonds may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Israel

This prospectus supplement and the accompanying prospectus do not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Securities Law”), and have not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer of the bonds is directed only at (i) a limited number of persons in accordance with the Securities Law and (ii) investors listed in the first addendum (as it may be amended from time to time, the “Addendum”), to the Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum, collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in Japan

The bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the Financial Instruments and Exchange Law) and the bonds have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the bonds. The bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the bonds constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the bonds may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Taiwan

The bonds have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration or filing with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the bonds in Taiwan.

Notice to Prospective Investors in the United Arab Emirates

The bonds have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not

intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

Certain legal matters in connection with the offering of the bonds will be passed upon for us by Heather A. Humphrey, Senior Vice President, General Counsel and Corporate Secretary, of the Company, and Hunton Andrews Kurth LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Bracewell LLP, New York, New York. From time to time, Bracewell LLP acts as counsel for us or our affiliates for various matters.

At March 1, 2023, Ms. Humphrey owned beneficially a number of shares of common stock of Evergy including restricted stock and performance shares that may be paid in shares of common stock at a later date based on Evergy’s performance, which represented less than 0.1% of the total outstanding common stock of Evergy.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K for the year ended December 31, 2022 of Evergy Kansas Central, Inc. have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

EVERGY KANSAS CENTRAL, INC.

Unsecured Senior Debt Securities

Unsecured Subordinated Debt Securities

First Mortgage Bonds

These securities are not obligations of, or guaranteed by, Evergy, Inc., our corporate parent.

Evergy Kansas Central, Inc. (“Evergy Kansas Central”) may offer and sell, from time to time, unsecured senior debt securities, unsecured subordinated debt securities and first mortgage bonds in one or more offerings. We may offer the securities simultaneously or at different times, in one or more separate series, in amounts, at prices and on terms to be determined at or prior to the time or times of sale.

This prospectus provides you with a general description of these securities. We will provide specific information about the offerings and the terms of these securities in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. You should read this prospectus and the related prospectus supplements before you invest in these securities.

Our principal executive offices are located at 818 South Kansas Avenue, Topeka, Kansas 66612. Our telephone number is (785) 575-6300.

Investing in these securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 5 of this prospectus.

We may offer and sell these securities through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. We will set forth in the related prospectus supplement the specific terms of the plan of distribution, including the name of the underwriters, dealers or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of these securities and the net proceeds we receive from the sale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 1, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. By using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a supplement to this prospectus that will describe the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus, including information about us. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. Therefore, for a complete understanding of our securities being offered, we urge you to read carefully the registration statement (including the exhibits thereto), this prospectus and any prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference under “Where You Can Find More Information,” before deciding whether to invest in any of our securities being offered.

This prospectus, any prospectus supplement and any free writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized anyone to provide you with different information, and neither we nor the underwriters of any offering of securities will authorize anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

As described in more detail below under “Where You Can Find More Information,” we, Evergy, Inc. (“Evergy”), our parent company, and another wholly-owned subsidiary of Evergy, separately file combined reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, only the information related to Evergy Kansas Central and its consolidated subsidiaries is incorporated by reference in this prospectus. You should not rely on any information relating solely to Evergy or its subsidiaries (other than Evergy Kansas Central and its consolidated subsidiaries and the information provided separately by Evergy Kansas Central or its consolidated subsidiaries) in determining whether to invest in any securities offered hereby. The securities are not guaranteed by Evergy or any of its or our subsidiaries. None of those entities has any obligation to make any capital contribution or distributions or to advance funds to us for the purpose of paying the principal of, or premium, if any, or interest on, the securities or any other amount that may be required to be paid under any indenture, preventing or curing an event of default under the terms of any indenture, complying with any other obligation under any indenture or the securities or otherwise.

Unless the context otherwise requires or as otherwise indicated, when we refer to “Evergy Kansas Central,” or “we,” “us,” “our” or comparable terms, we mean Evergy Kansas Central, Inc., and when we refer to “Evergy Kansas South,” we mean Evergy Kansas South, Inc. Additionally, when we refer to Evergy Companies we mean, collectively, Evergy, Inc., Evergy Kansas Central, Inc. and Evergy Metro, Inc. (“Evergy Metro”).

CAUTIONARY STATEMENTS REGARDING

CERTAIN FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to; the outcome of legislative efforts and regulatory and legal proceedings; future energy demand; future power prices; plans with respect to existing and potential future generation resources; the availability and cost of generation resources and energy storage; target emissions reductions; and other matters relating to expected financial performance or affecting future operations. Forward-looking statements are often accompanied by forward-looking words such as “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “should,” “could,” “may,” “seeks,” “intends,” “proposed,” “projects,” “planned,” “target,” “outlook,” “remain confident,” “goal,” “will” or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to: economic and weather conditions and any impact on sales, prices and costs; changes in business strategy or operations; the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation, securitization and restructuring of the electric utility industry; decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal; the impact of climate change, including increased frequency and severity of significant weather events and the extent to which counterparties are willing to do business with, finance the operations of or purchase energy from the Evergy Companies due to the fact that the Evergy Companies operate coal-fired generation; prices and availability of electricity in wholesale markets; market perception of the energy industry and the Evergy Companies; the impact of the Coronavirus pandemic on, among other things, sales, results of operations, financial condition, liquidity and cash flows, and also on operational issues, such as the availability and ability of the Evergy Companies’ employees and suppliers to perform the functions that are necessary to operate the Evergy Companies; changes in the energy trading markets in which the Evergy Companies participate, including retroactive repricing of transactions by regional transmission organizations and independent system operators; financial market conditions and performance, including changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; the transition to a replacement for the London Interbank Offered Rate benchmark interest rate; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of physical and cybersecurity breaches, criminal activity, terrorist attacks and other disruptions to the Evergy Companies’ facilities or information technology infrastructure or the facilities and infrastructure of third-party service providers on which the Evergy Companies rely; ability to carry out marketing and sales plans; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays and cost increases of generation, transmission, distribution or other projects; the Evergy Companies’ ability to manage their transmission and distribution development plans and transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including those related to the Evergy Companies’ ability to attract and retain qualified personnel, maintain satisfactory relationships with their labor unions and manage costs of, or changes in, retirement, health care and other benefits; disruption, costs and uncertainties caused by or related to the actions of individuals or entities, such as activist shareholders or special interest groups, that seek to influence Evergy’s strategic plan, financial results or operations; the possibility that strategic initiatives, including mergers, acquisitions and divestitures, and long-term financial plans, may not create the value that they are expected to achieve in a timely manner or at all; difficulties in maintaining relationships with customers, employees, regulators or suppliers; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. You should also carefully consider the information contained under the heading “Risk Factors” in this prospectus, any prospectus supplement, and in our other SEC filings. Additional risks and uncertainties are discussed from time to time in the Annual Report on Form 10-K for the year ended December 31, 2020 filed by Evergy Kansas Central with the SEC, and from time to time in current reports on Form 8-K and quarterly reports on Form 10-Q filed by Evergy Kansas Central with the SEC. Each forward-looking statement speaks only as of the date of the particular statement. Evergy Kansas Central undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

EVERGY KANSAS CENTRAL, INC.

Evergy Kansas Central, Inc. is an integrated, regulated electric utility that provides electricity to customers in the state of Kansas. Evergy Kansas Central has one active wholly owned subsidiary with significant operations, Evergy Kansas South, Inc.

Our principal executive offices are located at 818 South Kansas Avenue, Topeka, Kansas 66612. Our telephone number is (785) 575-6300. Our parent company maintains a website at www.evergy.com where general information about us is available. Our parent company’s Internet site and the information contained therein or connected thereto are not intended to be incorporated into this prospectus and should not be considered a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. You should carefully consider the information under the heading “Risk Factors” in:

•	any prospectus supplement relating to any securities we are offering;

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021 and incorporated by reference into this prospectus;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, filed with the SEC on May 6, 2021 and August 5, 2021, respectively, and incorporated by reference into this prospectus; and

•	documents that we file with the SEC after the date of this prospectus and that are deemed incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless we inform you otherwise in a supplement to this prospectus, we anticipate using any net proceeds received by us from the issuance of any of the offered securities for general corporate purposes, including, among others:

•	repayment of debt;

•	repurchase, retirement or refinancing of other securities;

•	funding of construction expenditures; and

•	acquisitions.

Pending such uses, we may also invest the proceeds in certificates of deposit, United States government securities or certain other short-term interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

Our debt securities, consisting of notes, debentures or other evidence of indebtedness, may be issued from time to time in one or more series:

•

in the case of senior debt securities, under a senior indenture dated August 1, 1998, which we refer to as the senior indenture, between us and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, as trustee (the trustee); and

•

in the case of subordinated debt securities, under a subordinated indenture, which we refer to as the subordinated indenture, to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee.

The senior indenture is included, and the subordinated indenture will be substantially in the form included, as exhibits to the registration statement of which this prospectus is a part.

Because the following is only a summary of the indentures and the debt securities, it does not contain all information that you may find useful. For further information about the indentures and the debt securities, you should read the indentures. As used in this section of this prospectus under the caption “Description of Debt Securities,” the terms “we,” “us” and “our” refer solely to Evergy Kansas Central, Inc. and such references do not include any subsidiaries or affiliates (including the parent company) of Evergy Kansas Central, Inc.

General

The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “—Certain Terms of the Subordinated Debt Securities—Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:

(1) the designation, aggregate principal amount, currency or composite currency and denominations;

(2) the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

(3) the maturity date and other dates, if any, on which principal will be payable;

(4) the interest rate (which may be fixed or variable), if any;

(5) the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

(6) the manner of paying principal and interest;

(7) the place or places where principal and interest will be payable;

(8) the terms of any mandatory or optional redemption by Evergy Kansas Central or any third party including any sinking fund;

(9) the terms of any conversion or exchange;

(10) the terms of any redemption at the option of holders or put by the holders;

(11) any tax indemnity provisions;

(12) if the debt securities provide that payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining such payments;

(13) the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

(14) whether and upon what terms debt securities may be defeased;

(15) any events of default or covenants in addition to or in lieu of those set forth in the indentures;

(16) provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

(17) the right, if any, to “reopen” a series of debt securities and issue additional debt securities of such series; and

(18) any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities, bearer debt securities or uncertificated debt securities, and in such denominations as specified in the terms of the series. In connection with its original issuance, no bearer security will be offered, sold or delivered to any location in the United States, and a bearer security in definitive form may be delivered in connection with its original issuance only upon presentation of a certificate in a form prescribed by Evergy Kansas Central to comply with United States laws and regulations. You may present debt securities for exchange and for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indentures.

Debt securities will bear interest at a fixed rate or a floating rate. Securities may be issued under the senior or subordinated indentures as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. “Discounted Debt Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

We only have a shareholder’s claim on the assets of our subsidiaries. This shareholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries (other than subsidiary guarantors).

Holders of our debt securities are our creditors and not creditors of any of our subsidiaries (other than subsidiary guarantors). As a result, all the existing and future liabilities of our subsidiaries (other than any subsidiary guarantors with respect to any series of debt securities that may be guaranteed), including any claims of their creditors, are structurally senior to the debt securities with respect to the assets of our subsidiaries.

Our ability to pay our obligations, including our obligation to pay interest on the debt securities, to repay the principal amount of the debt securities at maturity or upon redemption or to buy back the debt securities will depend in part upon our subsidiaries’ earnings and their distribution of those earnings to us and upon our subsidiaries repaying investments and advances we have made to them. Our subsidiaries are separate and distinct legal entities and, except for any subsidiary guarantors with respect to any guarantees, have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. Our indentures will not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us. Our Credit Agreement, dated as of August 31, 2021, limits our significant subsidiaries’ ability to enter into other agreements that prohibit or restrict the declaration or payment of dividends to us.

The debt securities are unsecured obligations. Our secured debt is effectively senior to the debt securities to the extent of the value of the assets securing such secured debt. Substantially all of our utility assets are subject to liens under the mortgage pursuant to which we have issued our first mortgage bonds.

Certain Terms of the Senior Debt Securities

Our obligations under the senior debt securities, including the payment of principal, premium, if any, and interest, may be fully and unconditionally guaranteed by one or more of our wholly-owned subsidiaries named in a prospectus supplement. Such guarantees will rank equally with all other general unsecured and unsubordinated obligations of such subsidiary guarantors.

Certain Covenants

Any covenants which may apply to a particular series of senior debt securities will be described in the prospectus supplement relating thereto.

Successor Obligor

The senior indenture provides that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of senior debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of its assets to, any person in any transaction in which we are not the survivor, unless:

(1) the person is organized under the laws of the United States or a State thereof or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a State thereof;

(2) the person assumes by supplemental indenture all of our obligations under the senior indenture, the senior debt securities and any coupons;

(3) all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained; and

(4) immediately after the transaction no Default (as defined in “—Default and Remedies”) exists.

The successor shall be substituted for us, and thereafter all our obligations under the senior indenture, the senior debt securities and any coupons shall terminate.

Exchange of Debt Securities

Registered senior debt securities may be exchanged for an equal aggregate principal amount of registered senior debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered senior debt securities at an agency maintained by us for such purpose and upon fulfillment of all other requirements of such agent.

Default and Remedies

Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of senior debt securities will occur if:

(1) an Obligor defaults in any payment of interest on any senior debt securities of such series when the same becomes due and payable and the default continues for a period of 60 days;

(2) an Obligor defaults in the payment of the principal and premium, if any, of any senior debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

(3) an Obligor defaults in the payment or satisfaction of any sinking fund obligation with respect to any senior debt securities of such series as required by the securities resolution or supplemental indenture establishing such series and the default continues for a period of 60 days;

(4) an Obligor defaults in the performance of any of its other agreements applicable to the series and the default continues for 90 days after the notice specified below;

(5) an Obligor pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a custodian for it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against an Obligor in an involuntary case;

(B) appoints a Custodian for an Obligor or for all or substantially all of its property; or

(C) orders the liquidation of an Obligor, and the order or decree remains unstayed and in effect for 60 days; or

(7) there occurs any other Event of Default provided for in such series.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (4) above is not an Event of Default until the trustee or the holders of at least 33-1/3% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

For purposes of this section, the term “Obligor” shall mean each of us and any subsidiary guarantor identified in a securities resolution or supplemental indenture, in each case excluding such entity’s subsidiaries.

If an Event of Default occurs and is continuing on a series, the trustee by notice to Evergy Kansas Central, or the holders of at least 33-1/3% in principal amount of the series by notice to Evergy Kansas Central and the trustee, may declare the principal of and accrued interest on all the securities of the series to be due and payable immediately. Discounted debt securities may provide that the amount of principal due upon acceleration is less than the stated principal amount.

The holders of a majority in principal amount of the series by notice to the trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

The trustee may require indemnity satisfactory to it before it enforces the senior indenture or the senior debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the senior debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. The trustee is required, within 90 days after the occurrence thereof, to give to the holders of the senior debt securities notice of all Defaults actually known to the trustee, as provided in the applicable indenture, to have occurred and be continuing. Except in the case of Default in payment on a series, the trustee may withhold from holders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such holders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the senior indenture.

The failure to redeem any senior debt securities when such redemption is subject to the occurrence of a condition prior to redemption, is not an Event of Default if any event on which such redemption is so conditioned does not occur and is not waived before the scheduled redemption date.

The senior indenture does not have a cross-default provision. Thus, a default by any Obligor on any other debt, including any other series of senior debt securities, would not constitute an Event of Default.

Amendments and Waivers

Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the senior debt securities and the senior indenture may be amended with the consent of the holders of a majority in principal amount of the senior debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default on a particular series may be waived with the consent of the holders of a majority in principal amount of the senior debt securities of the series, except for a Default in payment of interest or principal or a Default in respect of a provision of the senior indenture that cannot be amended without the consent of each holder affected. However, without the consent of each holder affected, no amendment or waiver may:

(1) reduce the amount of senior debt securities whose holders must consent to an amendment or waiver;

(2) reduce the interest on or change the time for payment of interest on any senior debt security;

(3) change the fixed maturity of any senior debt security;

(4) reduce the principal of any non-Discounted Debt Security or reduce the amount of the principal of any Discounted Debt Security that would be due on acceleration thereof;

(5) change the currency in which the principal or interest on a senior debt security is payable;

(6) make any change that materially adversely affects the right to convert any senior debt security; or

(7) change the provisions of the senior indenture regarding waiver of Defaults and amendments, except to increase the amount of senior debt securities whose holders must consent to an amendment or waiver, or to provide that other provisions of the senior indenture cannot be amended or waived without the consent of each holder affected thereby.

Without the consent of any holder, the senior indenture or the senior debt securities may be amended:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption;

(3) to provide that specific provisions of the indenture shall not apply to a series of senior debt securities not previously issued;

(4) to create a series and establish its terms;

(5) to provide for a separate trustee for one or more series; or

(6) to make any change that does not materially adversely affect the rights of any holder.

Legal Defeasance and Covenant Defeasance

Senior debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen senior debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the senior debt securities of the series and any related coupons and the senior indenture (legal defeasance). We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series (covenant defeasance).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.

To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust (the defeasance trust) with the trustee or another trustee, money or U.S. Government Obligations, (2) deliver a certificate from a public accounting firm registered with the Public Company Accounting Oversight Board, expressing such firm’s opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all senior debt securities of such series to maturity or redemption, as the case may be, and (3) comply with certain other conditions as provided in the applicable indenture. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for Federal income tax purposes.

“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, the applicable trustee will also act as transfer agent and paying agent with respect to the senior debt securities and the subordinated debt securities. We may remove the trustee with or without cause if we so notify the trustee three months in advance and if no Default occurs during the three-month period. The trustee provides services to us as a depository of funds, registrar, trustee and similar services.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Subordination

The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness (defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, and interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•

all of the indebtedness of that person for money borrowed, including any indebtedness secured by a mortgage, conditional sales contract or other lien which is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours or any subsidiary guarantor to which we and such guarantor are a party, including our, and the subsidiary guarantors’, guarantees of each others’ debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated debt indenture.

Governing Law

The senior indenture is, and any senior debt securities will be, governed by New York law. The subordinated indenture and any subordinated debt securities will be governed by New York law.

DESCRIPTION OF FIRST MORTGAGE BONDS

The first mortgage bonds will be issued under and secured by the Mortgage and Deed of Trust, dated July 1, 1939, between us and The Bank of New York Mellon Trust Company, N.A., as successor to BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank, as trustee, as previously supplemented and amended by supplemental indentures. We refer to the original mortgage, as so supplemented and amended, as the mortgage. All the first mortgage bonds issued or issuable under the mortgage are referred to as the “bonds.” We have summarized below the material provisions of the mortgage and the bonds or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and you should refer to the mortgage itself, which describes completely the terms and definitions summarized below and contains additional information about the bonds.

Issuance of Additional Bonds

The bonds, when issued, may rank equally with the bonds of other series then outstanding, and may be issued having dates, maturities, interest rates, redemption prices and other terms as may be determined by our board of directors. Additional bonds may be issued under the mortgage in principal amounts not exceeding the sum of:

(1) 60% (so long as any bonds issued prior to January 1, 1997 remain outstanding, and thereafter 70%) of the net bondable value of property additions not subject to an unfunded prior lien;

(2) the principal amount of bonds retired or to be retired (except out of trust monies); and

(3) the amount of cash deposited with the trustee for such purpose, which may thereafter be withdrawn upon the same basis that additional bonds are issuable under clause (1) or (2) above.

Additional bonds may not be issued on the basis of property additions subject to an unfunded prior lien.

In addition to the restrictions discussed above, so long as any bonds issued prior to January 1, 1997 remain outstanding, additional bonds may not be issued unless our unconsolidated net earnings available for interest, depreciation and property retirements for a period of any 12 consecutive months during the period of 15 calendar months immediately preceding the first day of the month in which the application for authentication and delivery of additional bonds is made shall have been not less than the greater of two times (two and one-half times after all bonds issued prior to January 1, 1997 are no longer outstanding) the annual interest charges on, and 10% of the principal amount of, all bonds then outstanding, all additional bonds then applied for, all outstanding prior lien bonds and all prior lien bonds, if any, then being applied for. Bonds canceled at or prior to the time application is made for the issuance of new bonds are not deemed to be outstanding for purposes of calculating interest charges in determining whether the net earnings test is met for the issuance of additional bonds. Bonds or prior lien bonds for which monies sufficient for the payment thereof have been deposited with the trustee are not considered outstanding for this purpose.

The net earnings test referred to in the previous paragraph need not be satisfied to issue additional bonds:

•

on the basis of property additions subject to an unfunded prior lien which simultaneously will become a funded prior lien, if application for the issuance of the additional bonds is made at any time after a date two years prior to the date of the maturity of the bonds secured by the prior lien; and

•	on the basis of the payment at maturity of bonds heretofore issued by us, or the redemption, conversion or purchase of bonds, after a date two years prior to the date on which those bonds mature.

We have reserved the right to amend the mortgage to eliminate the foregoing requirement. See “—Modification of the Mortgage.”

Release and Substitution of Property

The mortgage provides that, subject to various limitations, property may be released from the lien thereof on the basis of cash deposited with the trustee, bonds or purchase money obligations delivered to the trustee, prior lien bonds delivered to the trustee, or unfunded net property additions certified to the trustee. The mortgage also permits the withdrawal of cash against the certification to the trustee of gross property additions at 100%, or the net bondable value of property additions at 60% (so long as any bonds issued prior to January 1, 1997 remain outstanding, and thereafter 70%), or the deposit with the trustee of bonds we have acquired. The mortgage contains special provisions with respect to the release of all or substantially all of our gas and electric properties. We have reserved the right to amend the mortgage to change the release and substitution provisions. See “—Modification of the Mortgage.”

Priority and Security

The bonds when issued will be secured, equally and ratably with all of the bonds now outstanding or hereafter issued under the mortgage, by the lien on substantially all of our fixed property and franchises purported to be conveyed by the mortgage including after-acquired property of the character intended to be mortgaged property, subject to the exceptions referred to below, to certain minor leases and easements, permitted liens, exceptions and reservations in the instruments by which we acquired title to our property and the prior lien of the trustee for compensation, expenses and liability.

Excepted from the lien of the mortgage are:

•	cash and accounts receivable;

•	contracts or operating agreements;

•	securities not pledged under the mortgage;

•	electric energy, gas, water, materials and supplies held for consumption in operation or held in advance of use for fixed capital purposes; and

•	merchandise, appliances and supplies held for resale or lease to customers.

There is further expressly excepted any property of any other corporation, all the securities of which may be owned or later acquired by us. The lien of the mortgage does not apply to property of Evergy Kansas South so long as Evergy Kansas South remains our wholly-owned subsidiary, to the stock of Evergy Kansas South owned by us or to the stock of any of our other subsidiaries. The mortgage permits our consolidation or merger with, or the conveyance of all or substantially all of our property to, any other corporation; provided, among other things, that the successor corporation assumes the due and punctual payment of the principal and interest on the bonds of all series then outstanding under the mortgage and assumes the due and punctual performance of all the covenants and conditions of the mortgage.

Ranking

We only have a shareholder’s claim on the assets of our subsidiaries. This shareholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our bonds are our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, are structurally senior to the bonds with respect to the assets of our subsidiaries.

The bonds are our obligations exclusively. To the extent that our ability to service our debt, including the bonds, may be dependent upon the earnings of our subsidiaries, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the bonds or to make funds available to us to do so. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. The mortgages will not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us. Our Credit Agreement, dated as of August 31, 2021, limits our significant subsidiaries’ ability to enter into other agreements that prohibit or restrict the declaration or payment of dividends to us.

Modification of the Mortgage

The mortgage may be modified or altered, subject to our rights and obligations and the rights of holders of bonds, by the written consent of the holders of at least 60% in principal amount of all of the bonds outstanding thereunder, and, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected by action taken pursuant to such consent, then also by consent of the holders of at least 60% in principal amount of each series of bonds so affected. No modification or alteration may be made which will permit the extension of the time or times of payment of the principal of, and premium, if any, or interest (including additional interest) on, any bond or a reduction in the rate of interest thereon, or otherwise affect the terms of payment of the principal of, and premium, if any, or interest (including additional interest) on, any bond or a reduction in the rate of interest thereon or reduce the percentages required for the taking of any action thereunder. Bonds owned by us or any affiliated corporation are excluded for the purpose of any vote, determination of a quorum or consent.

The mortgage also provides that without the consent of any holder of any bond issued thereunder, the right of such holder to receive payment of the principal of, and premium, if any, or interest (including additional interest) on, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any payment on or after such respective due dates shall not be impaired or affected.

We have reserved the right, subject to appropriate corporate action, but without the consent or other action of holders of bonds of any series created after January 1, 1997, to make amendments to the mortgage to permit, unless an event of default shall have happened and be continuing, or shall happen as a result of making or granting an application:

(1) the release from the lien of the mortgage of any mortgaged property if the fair value of all of the property constituting the trust estate (excluding the mortgaged property to be released but including any mortgaged property to be acquired by us with the proceeds of, or otherwise in connection with, such release) equals or exceeds an amount equal to 10/7ths of the aggregate principal amount of outstanding bonds and any prior lien bonds outstanding at the time of such release;

(2) in the event we are unable to obtain a release of property as described in clause (1), the release from the lien of the mortgage of any property constituting part of the trust estate if the fair value thereof is less than 1/2 of 1% of the aggregate principal amount of bonds and prior lien bonds outstanding at the time of such release; provided, that the aggregate fair value of the property released pursuant to this clause (2) in any period of 12 consecutive calendar months shall not exceed 1% of such bonds and prior lien bonds;

(3) the deletion of the net earnings test for the issuance of additional bonds or merging into another company;

(4) the deletion of a financial test to be met by another corporation in the event of our consolidation or merger into or our sale of our property as an entirety or substantially as an entirety to such other corporation; and

(5) the deletion of the requirement to obtain an independent engineer’s certificate in connection with certain releases of property from the lien of the mortgage.

We have also reserved the right, subject to appropriate corporate action, but without the consent or other action of holders of bonds of any series created on or after June 1, 2004, to:

(1) Amend the mortgage to allow us or any successor entity to issue substitute bonds (or similar instruments) for any outstanding bonds, provided that such substitute bonds (or similar instruments) carry ratings equal to or better than the then current ratings of the bonds which are being replaced and that certain other conditions are satisfied. The mortgage and deed of trust under which any such substitute bonds (or similar instruments) may be issued may contain terms and conditions different from the mortgage;

(2) Eliminate as an event of default the failure to discharge or stay within 30 days a final judgment against us for the payment of money in excess of $100,000;

(3) Eliminate the net earnings test in connection with certain acquisitions of property;

(4) Add nuclear fuel to the definition of property additions; and

(5) Make certain amendments to modernize and clarify the terms of the mortgage. These amendments will not adversely affect the rights of holders of bonds and may include the following provisions, among others: (i) simplification of the trustee provisions; (ii) the addition of a governing law clause; (iii) the addition of defeasance provisions for future issuances of bonds; (iv) elimination of maintenance and improvement fund requirements for future issuances of bonds (which requirements will instead be added to specific series of bonds); (v) simplification of the release provisions for obsolete property, de minimis property releases and substitution of property and unfunded property; (vi) the ability to issue global or uncertificated securities; (vii) clarification of our ability to issue variable rate bonds under the mortgage and (viii) amendment of the definitions of excepted property and permitted liens.

Events of Default

An event of default under the mortgage includes:

•	default in the payment of the principal of any bond when the same shall become due and payable, whether at maturity or otherwise;

•	default continuing for 30 days in the payment of any installment of interest on any bond or in the payment or satisfaction of any sinking fund obligation;

•

default in performance or observance of any other covenant, agreement or condition in the mortgage continuing for a period of 60 days after written notice to us thereof by the trustee or by the holders of not less than 15% of the aggregate principal amount of all bonds then outstanding;

•	failure to discharge or stay within 30 days a final judgment against us for the payment of money in excess of $100,000;

•

default in the payment of the principal of any prior lien bond when the same shall become due and payable, whether at maturity or otherwise, or default in the payment of any installment on interest on any prior lien bond beyond the applicable grace period specified in such prior lien bond; and

•	certain events in bankruptcy, insolvency or reorganization.

We have reserved the right to amend the mortgage to eliminate the fourth event of default described above with respect to future series of bonds. The trustee is required, within 90 days after the occurrence thereof, to give to the holders of the bonds notice of all defaults known to the trustee unless such defaults shall have been cured before the giving of such notice (the term “defaults” for such purposes being defined to be the events specified above, not including any grace periods); provided, however, that except in the case of default in the payment of the principal of, and premium, if any, or interest (including additional interest) on, any of the bonds, or in the payment or satisfaction of any sinking or purchase fund installment, the trustee shall be protected in withholding notice if and so long as the trustee in good faith determines that the withholding of notice is in the interests of the holders of the bonds and, in the case of any default specified in the third bullet point above, no notice shall be given until at least 60 days after the occurrence thereof with respect to future series of bonds. The trustee is under no obligation to defend or initiate any action under the mortgage which would result in the incurring of non-reimbursable expenses unless one or more of the holders of any of the outstanding bonds furnishes the trustee with a reasonable indemnity against such expenses. In the event of a default, the trustee is not required to act unless requested to act by holders of at least 25% in aggregate principal amount of the bonds then outstanding. In addition, a majority of the holders of the bonds have the right to direct all proceedings under the mortgage provided the trustee is indemnified to its satisfaction.

If an event of default shall have happened and be continuing, the trustee may, in its discretion and, upon written request of not less than 25% of the bondholders, shall by notice in writing delivered to us declare the principal amount of all bonds, if not already due and payable, to be immediately due and payable; and upon any such declaration of all bonds shall become and be immediately due and payable. This provision, however, is subject to the condition that, if at any time after the principal of the bonds shall have been so declared due and payable and prior to the date of maturity thereof as stated in the bonds and before any sale of the trust estate shall have been made, all arrears of interest upon all such bonds (with interest at the rate specified in such bonds on any overdue installment of interest and the expenses of the trustee, its agents and attorneys) shall either be paid by us or be collected and paid out of the trust estate, and defaults as aforesaid (other than the payment of principal which has been so declared due and payable) shall have been made good or secured to the satisfaction of the trustee or provision deemed by the trustee to be adequate shall be made therefor, then, and in every such case, a majority of the bondholders may waive such default and its consequences and rescind such declaration; but no such waiver shall extend to or affect any subsequent default or impair or exhaust any right or power consequent thereon.

BOOK-ENTRY SYSTEM

Unless otherwise indicated in the applicable prospectus supplement, each series of first mortgage bonds and debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons. The global securities will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, or DTC.

So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the applicable indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the applicable indenture. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

Except as otherwise provided in any applicable prospectus supplement, global securities may be exchanged in whole for certificated securities only if the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Exchange Act and, in either case, we thereupon fail to appoint a successor depository within 90 days. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), subject to DTC’s or such successor’s procedures, as the case may be.

In any such case, we have agreed to notify the applicable trustee or other relevant agent of ours in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such securities.

The following is based solely on information furnished by DTC:

DTC will act as depository for the global securities. The global securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue of a series of debt securities exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such series. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates.

Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants. The DTC rules applicable its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The contents of such website do not constitute part of this prospectus.

Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners, however, are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts such global securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of global securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of global securities may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

If the global securities are redeemable, redemption notices shall be sent to DTC. If less than all of the global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Principal, interest and premium payments, if any, on debt securities or first mortgage bonds, in each case, represented by global securities, will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee for such securities, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee for such securities, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest on debt securities or first mortgage bonds, in each case, represented by global securities, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the appropriate trustee, or other relevant agent of ours and us. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of the participants.

DTC may discontinue providing its services as depository with respect to the global securities at any time by giving reasonable notice to us or the applicable trustee or other relevant agent of ours. Under such circumstances, in the event that a successor depository is not obtained, securities certificates will be required to be printed and delivered to the holders of record. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) with respect to the global securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

None of the trustees, us or other relevant agent of ours for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through dealers or agents to the public or to institutional investors. The prospectus supplement with respect to each series of securities will set forth the specific terms of the offering of such securities, including the name or names of any underwriters, dealers or agents, the purchase price of such securities, and the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters’, dealers’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such securities may be listed.

If underwriters participate in the sale, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such securities being offered, if any are purchased.

We may sell the securities directly or through agents we designate from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

LEGAL MATTERS

Legal matters with respect to the securities offered under this prospectus will be passed upon for us by Jeffrey C. DeBruin, Corporate Counsel and Assistant Secretary and Hunton Andrews Kurth LLP, New York, New York. Bracewell LLP will pass on certain matters for the underwriters, dealers, purchasers, or agents. From time to time, Bracewell LLP acts as counsel for us and our affiliates for various matters. As of the date of this prospectus, Mr. DeBruin owned beneficially a number of shares of common stock of Evergy, Inc., including restricted stock, and performance shares which may be paid in shares of common stock at a later date based on Evergy, Inc.’s performance, which represented less than 0.1% of the total outstanding common stock of Evergy, Inc.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Annual Report on Form 10-K of Evergy Kansas Central, Inc. and subsidiaries for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval system and these filings are publically available through the SEC’s website (http://www.sec.gov).

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. We hereby incorporate by reference into this registration statement the following documents (except for the portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof, and any associated exhibits furnished pursuant to Item 9.01 thereof, or otherwise not filed with the SEC, which are deemed not to be incorporated by reference into this registration statement):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 26, 2021;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, as filed with the SEC on May 6, 2021 and August 5, 2021, respectively; and

•	Our Current Reports on Form 8-K, as filed with the SEC on January 8, 2021, February 4, 2021, February 26, 2021, April 14, 2021, August 12, 2021 and August 31, 2021.

All documents Evergy Kansas Central files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K and any corresponding exhibits thereto not filed with the SEC or pursuant to other applicable SEC rules) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document subsequently filed by Evergy Kansas Central which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We, our parent company, Evergy, and another wholly-owned subsidiary of Evergy, Evergy Metro, separately file combined reports under the Exchange Act. However, the information contained in the combined reports relating solely to our parent and its subsidiaries (other than Evergy Kansas Central and its consolidated subsidiaries), including Evergy Missouri West, Inc., was separately filed by Evergy on its behalf, the information contained in the combined reports relating solely to Evergy Metro and its subsidiaries was separately filed by Evergy Metro on its behalf and the information contained in those combined reports relating solely to Evergy Kansas Central and its consolidated subsidiaries was separately filed by us. We do not intend to incorporate by reference into this prospectus the information relating to Evergy and its subsidiaries (other than Evergy Kansas Central and its consolidated subsidiaries), and we make no representation as to the information relating to Evergy and its subsidiaries (other than Evergy Kansas Central and its consolidated subsidiaries) contained in the combined report. The only information you should rely upon in determining whether to invest in the securities offered hereby is the information of Evergy Kansas Central and its consolidated subsidiaries contained in this prospectus and any prospectus supplement, the information separately provided by Evergy Kansas Central and its consolidated subsidiaries in the documents incorporated by reference herein and therein and any free writing prospectus used in connection with the offering of securities described in this prospectus.

We make available, free of charge, on or through our parent company’s website (www.evergy.com), which website is not incorporated herein, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and

Current Reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, we make available on or through our parent company’s website all other reports, notifications and certifications filed electronically with the SEC. You may obtain a free copy of our filings with the SEC by writing or telephoning us at the following address: Evergy Kansas Central, Inc., 818 South Kansas Avenue, Topeka, Kansas 66612 (Telephone No.: 785-575-8227), Attention: Corporate Secretary, or by contacting us on our parent company’s website.

Subject to the foregoing, all information appearing in this registration statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this registration statement.

Evergy Kansas Central, Inc.